Exhibit 99

Contacts:

Cray Inc.
Scott J. Poteracki, 206-701-2136
scottp@cray.com

Snyder Investor Relations
John Snyder, 206-262-0291
john@snyderir.com

Cray Inc. Announces Fourth Quarter And Year-End 2002
Financial Results

Company reports profit for fourth quarter and full year 2002

SEATTLE – January 30, 2003 – Global supercomputer leader Cray Inc. (Nasdaq NM: CRAY) today reported financial results for the fourth quarter and full year ended December 31, 2002.

Total revenue for the fourth quarter was $39.2 million compared to $26.1 million in the same quarter last year. Net income for the fourth quarter was $1.3 million or $0.02 per diluted share, compared to a loss of $17.3 million or ($0.41) per diluted share in the fourth quarter last year.

Year over year quarterly comparisons were affected by fourth quarter 2001 amortization of goodwill and intangible assets related to the acquisition of the Cray Research business operations and a restructuring charge of $2.5 million. With these charges excluded, the company’s pro forma net loss for fourth quarter 2001 would have been $13.0 million, or ($0.31) per diluted share.

For the year ended December 31, 2002, Cray reported total revenue of $155.1 million, up 16 percent over full year 2001 revenues of $133.6 million. Net income for 2002 was $5.4 million or $0.10 per diluted share, compared to a loss of $35.2 million or ($0.87) per diluted share in 2001. Excluding the amortization and restructuring charges, the company’s 2001 pro forma net loss would have been $24.4 million, or ($0.60) per diluted share.

“2002 marked a turning point for Cray as we achieved profitability in each quarter, significantly improved our capital structure by adding more cash and reducing our debt, and delivered a total of five early-production Cray X1 systems and one full-production Cray X1 system to our customers,” said Cray Chairman and CEO, Jim Rottsolk. “With the recent Cray X1 order from the Army High Performance Computing Research Center and the orders we secured in 2002, we’re pleased with our continued progress and believe the stage is set for a successful 2003.”

Fourth Quarter 2002 Highlights

•	In October, Cray signed the contract for the “Red Storm” project with Sandia National Laboratories, valued at approximately $90 million.

•	In November, Cray formally launched the Cray X1 system, which Cray expects will set the sustained performance standard as the world’s most powerful supercomputer system, and delivered a total of six Cray X1 systems to customers during 2002.

•	In November, Cray received an $8.5 million order for a Cray X1 system and related services from Spain’s National Institute of Meteorology.

•	In December, the Arctic Region Supercomputing Center signed a $16.4 million order for a Cray X1 system and related services.

•	In late December, all of Cray’s subordinated debentures due 2004 were converted into an aggregate of 3,973,935 shares of common stock.

Recent Highlights

•	On January 6, 2003, Cray filed a registration statement with the Securities and Exchange Commission for a proposed offering of 6 million shares of common stock and an additional 250,000 shares of common stock from certain selling shareholders.

•	On January 24, 2003, Cray announced a $15 million contract with the Army High Performance Computing Research Center for Cray X1 supercomputer equipment and related services.

Guidance

Cray reiterated 2003 revenue guidance, anticipating revenue of at least $200 million for the full year, with pre-tax net operating income in the range of 5 to 10 percent of revenue. The company expects a stronger second half of 2003 due to initial manufacturing expense and operational issues related to the ramp-up of the Cray X1 production. These preliminary forecasts anticipate that the Cray X1 system shipments will stay on schedule, that government appropriations supporting Red Storm and other procurements are not delayed and that general economic conditions do not deteriorate further.

Investor Conference Call

Management will discuss the results and the company’s outlook and hold a question and answer session for investors today, January 30 at 5:00 p.m. Eastern (2:00 p.m. Pacific). To participate, call (888) 211-8103 a few minutes ahead of time (no passcode required). International callers dial (706) 643-3311. If you are unable to participate, a replay will be available from 5:00 p.m. Pacific Time on January 30, 2003 for 48 hours. To access, dial (800) 642-1687, or (706) 645-9291 (international), reservation number 7554336. In addition, the replay will be available for 90 days on the company’s website at www.cray.com.

About Cray Inc.

Cray’s mission is to be the premier provider of supercomputing solutions for its customers’ most challenging scientific and engineering problems. Go to www.cray.com for more information about the company.

Safe Harbor Statement

This press release contains forward-looking statements. There are certain factors that could cause Cray’s execution plans to differ materially from those anticipated by the statements above. Among these factors are the technical challenges of developing new high performance computer systems, the ability of Cray supercomputer systems to pass individual customer acceptance tests, timely availability of commercially acceptable components from third-party suppliers and general economic and market conditions. For a discussion of these and other risks see “Risk Factors” in Cray’s Rule 424(a) preliminary prospectus filed with the SEC on January 16, 2003.

Cray is a registered trademark, and Cray X1 is a trademark, of Cray Inc.

TABLES TO FOLLOW

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twleve Months Ended
	December 31,		December 31,

	2001	2002	2001	2002

REVENUE:
Product	$5,771	$21,028	$51,105	$76,519
Service	20,290	18,153	82,502	78,550

Total revenue	26,061	39,181	133,607	155,069

OPERATING EXPENSES:
Cost of product revenue	5,880	11,945	30,657	41,187
Cost of service revenue	11,401	9,826	41,181	42,581
Research and development	13,528	6,421	53,926	32,861
Marketing and sales	5,102	5,829	19,961	20,764
General and administrative	2,906	2,450	9,226	8,491
Restructuring charge	2,518		3,802	1,878
Amortization of goodwill	1,773		6,981

Total operating expenses	43,108	36,471	165,734	147,762

Income (loss) from operations	(17,047)	2,710	(32,127)	7,307
OTHER INCOME (EXPENSE), NET	47	640	(336)	3,104
INTEREST INCOME (EXPENSE), NET	(299)	(1,295)	(1,771)	(2,832)

Income (loss) before income taxes	(17,299)	2,055	(34,234)	7,579
PROVISION FOR INCOME TAXES	33	727	994	2,176

Net income (loss)	$(17,332)	$1,328	$(35,228)	$5,403

Net income (loss) per common share:
Basic	$(0.41)	$0.03	$(0.87)	$0.11

Diluted	$(0.41)	$0.02	$(0.87)	$0.10

Weighted average shares outstanding:
Basic	42,122	51,696	40,632	47,969

Diluted	42,122	62,696	40,632	54,417

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2001	2002

ASSETS
Current assets:
Cash and cash equivalents	$12,377	$23,916
Restricted cash	353
Accounts receivable, net of allowance of $936 in 2001 and $1,098 in 2002	24,764	31,017
Inventory, net	18,950	24,033
Prepaid expenses and other assets	3,954	5,805

Total current assets	60,398	84,771
Property and equipment, net	27,668	24,799
Service spares, net	12,267	9,279
Goodwill, net	22,680	22,680
Long-term receivable	550
Deferred tax asset	743	718
Other assets	2,781	3,453

TOTAL	$127,087	$145,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,295	$13,173
Accrued payroll and related expenses	12,063	15,573
Accrued loss on purchase commitment	4,602
Other accrued liabilities	5,850	4,851
Deferred revenue	22,762	18,406
Current portion of warranty reserves	6,574	3,273
Current portion of obligations under capital leases	347	241
Current portion of term loan	2,143	2,143
Current portion of notes payable	486	215

Total current liabilities	66,122	57,875
Warranty reserves	8,479	2,326
Obligations under capital leases	421	152
Term loan payable	3,928	1,786
Convertible subordinated debentures	8,387
Shareholders’ equity:
Series A Convertible Preferred Stock, par $.01 - Authorized, issued and outstanding, 3,125 shares	24,946	24,946
Common Stock, par $.01 - Authorized, 100,000 shares; issued and outstanding, 42,187 and 56,039 shares	173,318	211,255
Accumulated other comprehensive loss	(762)	(291)
Accumulated deficit	(157,752)	(152,349)

	39,750	83,561

TOTAL	$127,087	$145,700